UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 25, 2013

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                      Entry into a Material Definitive Agreement.

Public Auction

As previously disclosed, on April 16, 2013, Victory Park Management, LLC (the “Agent”), as administrative agent and collateral agent under the Financing Agreement (as defined below), held a public auction conducted in accordance with Article 9 of the Uniform Commercial Code for the sale of certain assets of Unigene Laboratories, Inc. (the “Company”) that secured approximately $56.7 million in senior secured notes issued to affiliates of the Agent by the Company as of such date.  The assets (the “Biotechnology Assets”) concerned included the Company’s Peptelligence™ drug delivery and recombinant manufacturing platforms and all other assets that comprised Unigene’s Biotechnologies strategic business unit (the “Business”).  The holders of the senior secured notes made a credit bid of $15 million and, at the conclusion of the public auction, were deemed the highest bidder for the assets.

Allocation of the Credit Bid

The credit bid made at the public auction described above was allocated amongst the following four affiliates of the Agent, which are holders of senior secured notes (the “Re-Issue Notes”) issued by the Company in relation to the Amended and Restated Financing Agreement dated as of March 16, 2010, by and among the Company, the Agent and the lender parties thereto (as may be amended from time to time in accordance therewith, the “Financing Agreement”), and re-issued to the Lenders (as defined below) on September 24, 2012 in relation to the Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement (the “Forbearance Agreement”), dated September 21, 2012, by and among the Company, the Agent and the Lenders:

Lender	Credit Bid
Victory Park Credit Opportunities, L.P.	$4,618,181.17
Victory Park Credit Opportunities
Intermediate Fund, L.P.	$4,079,949.66
VPC Fund II, L.P.	$3,880,484.77
VPC Intermediate Fund II (Cayman), L.P.	$2,421,384.40
Total	$15,000,000.00

The foregoing four affiliates of the Agent are collectively referred to herein as the “Lenders.”

Closing of the Sale of Biotechnology Assets

On April 25, 2013, the Biotechnology Assets were acquired by the Lenders in accordance with Article 9 of the Uniform Commercial Code in exchange for the satisfaction and discharge of $15 million outstanding under the Re-Issue Notes.  On such date, the Agent, in its capacity as the administrative agent and collateral agent for each of the Lenders, executed and delivered a bill of sale pursuant to which it sold to the Lenders, the Biotechnology Assets.  The Biotechnology Assets were subsequently contributed by the Lenders to Enteris BioPharma, Inc. (“Enteris”), a Delaware corporation and an affiliate of the Lenders.

Re-Issue Notes

Effective April 25, 2013, the Re-Issue Notes were reissued to reflect the current amounts outstanding under the Re-Issue Notes as a result of the credit bid.  After accounting for the credit bid, the reissued Re-Issue Notes reflect the following principal loan amounts as of April 25, 2013:

Lender	Principal
Victory Park Credit Opportunities, L.P.;	$12,907,024.14
Victory Park Credit Opportunities
Intermediate Fund, L.P.;	$11,402,759.42
VPC Fund II, L.P.	$5,677,580.90
VPC Intermediate Fund II (Cayman), L.P.	$6,767,354.04

All other terms and conditions of the Re-Issue Notes remain the same.  After accounting for the credit bid, approximately $41.7 million remains outstanding under the Re-Issue Notes and the other senior secured notes held by the Lenders.

The Financing Agreement and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2010.  The Forbearance Agreement and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on September 26, 2012.  The description of the amended and restated Re-Issue Notes above does not purport to be complete and is qualified in its entirety by reference, as applicable, to copies filed, respectively, as Exhibits 10.1 through 10.4 hereto, which are incorporated herein by reference.

Transition Services Agreement

On April 29, 2013, the Company and Enteris entered into a Transition Services Agreement (the “TSA”).  During the term of the TSA, the Company will provide to Enteris certain services thereunder relating to the operation of the Business by Enteris, including: (i) general management, strategic planning, business development, sales and marketing, (ii) accounting and financial reporting, (ii) treasury management, (iii) information technology and enterprise services, (iv) human resources and employee benefits, (v) insurance, (vi) real estate, (vii) regulatory, (viii) third party consents/post-closing assistance, (ix) other services, and (x) payroll expenses (collectively, the “Services”).  Pursuant to the terms of the TSA, the Company is required to cause certain employees (the “Business Employees”) to devote their full business time and attention to the conduct of the Business by Enteris until the earlier to occur of (a) the expiration of the term, (b) the date upon which such Business Employee is hired by Enteris or (c) the date upon which Enteris notifies the Company that it no longer requires the services of such Business Employee.  In addition, certain additional employees of the Company (the “Transition Assistance Employees”), including Ashleigh Palmer, Chief Executive Officers of the Company, and Brian Zietsman, Chief Financial Officer of the Company, will also provide the Services to Enteris under the TSA.

Except as expressly set forth in the TSA, from and after April 16, 2013 through the expiration of the term of the TSA, Enteris will (i) reimburse the Company for all reasonable out-of-pocket expenses incurred in performing the Services and properly invoiced to Enteris; provided, however, that the Company shall obtain Enteris’ prior approval for any third party expense that exceeds $15,000 on an individual basis, (ii) pay the payroll expenses in respect of each Business Employee, and (iii) pay $50,000 per month in consideration of the Services provided by the Unigene Transition Assistance Employees.

In the event that any Unigene Transition Assistance Employee, including Messrs. Palmer and Zietsman, is terminated by the Company (for any reason other than for cause) prior to the expiration of the term of the TSA and such employee is not subsequently hired by Enteris, then Enteris shall pay to such Unigene Transition Assistance Employee within 30 days following such termination, an amount equal to (i) two weeks’ base salary (net of required withholdings) for each calendar month in which such Unigene Transition Assistance Employee provided the Services prior to such termination, plus (ii) four months’ base salary (net of required withholdings) for such Unigene Transition Assistance Employee.  The Company shall be required to pay its obligations to each Unigene Transition Assistance Employee for severance or other separation payments to the extent that the Company has sufficient cash to make such payments (or any portion thereof) and (B) Enteris’ obligation to pay any amounts pursuant to the TSA shall be reduced on a dollar-for-dollar basis by the amount of any severance payment or separation payment paid by Unigene to such Unigene Transition Assistance Employee.

Unless earlier terminated, the Services will be made available to Enteris until December 31, 2013 or until such date as the parties may otherwise agree in writing; provided that Enteris may, subject to the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), extend the term for those Services relating to enterprise management and regulatory matters and such other Services as may be reasonably required by Enteris to conduct the Business in an orderly manner.

Richard Levy

Mr. Richard Levy has been the Managing Principal and founder of Victory Park Capital since September 2007.  Pursuant to the Financing Agreement, in March 2010 Mr. Levy became a member of the Company’s Board of Directors, Chairman of the Board and a member of the Company’s Nominating and Corporate Governance Committee. In addition, the Company agreed that until such time as (i) the aggregate principal amount outstanding under the senior secured convertible notes issued to Victory Park is less than $5 million and (ii) Victory Park beneficially owns less than 20% of the issued and outstanding shares of the Company’s common stock, the Company’s Nominating and Corporate Governance Committee shall take all actions reasonably necessary to recommend the nomination of, and the Board of Directors of the Company shall nominate for re-election to the Board of Directors, Mr. Levy (or a substitute or replacement designated by Victory Park).  Each of the Agent, the Lenders and Enteris is an affiliate of Mr. Levy.

Section 2 – Financial Information

Item 2.01.                      Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 2.04.                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As described in Item 1.01 above, on April 25, 2013, following the occurrence of one or more events of default under the Financing Agreement, the Biotechnology Assets were acquired by the Lenders in accordance with Article 9 of the Uniform Commercial Code in exchange for the satisfaction and discharge of $15 million outstanding under the Re-Issue Notes.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.04 by reference.

Section 5 – Corporate Governance and Management

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K under the caption “Transition Services Agreement” is hereby incorporated into this Item 5.02 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.                                            Document Description

10.1	Senior Secured Convertible Note, reissued by Company as of April 25, 2013 in favor of VPC Intermediate Fund II (Cayman), L.P.

10.2	Senior Secured Convertible Note, reissued by the Company as of April 25, 2013 in favor of VPC Fund II, L.P.

10.3	Senior Secured Convertible Note, reissued by the Company as of April 25, 2013 in favor of Victory Park Credit Opportunities Intermediate Fund, L.P.

10.4	Senior Secured Convertible Note, reissued by the Company as of April 25, 2013 in favor of Victory Park Credit Opportunities, L.P.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Ashleigh Palmer
Ashleigh Palmer – Chief Executive Officer

Date: May 1, 2013

EXHIBIT INDEX

Exhibit No.	Document Description
10.1 10.2 10.3 10.4
Senior Secured Convertible Note, reissued by Company as of April 25, 2013 in favor of VPC Intermediate Fund II (Cayman), L.P.

Senior Secured Convertible Note, reissued by the Company as of April 25, 2013 in favor of VPC Fund II, L.P.

Senior Secured Convertible Note, reissued by the Company as of April 25, 2013 in favor of Victory Park Credit Opportunities Intermediate Fund, L.P.

Senior Secured Convertible Note, reissued by the Company as of April 25, 2013 in favor of Victory Park Credit Opportunities, L.P.